Berenfeld, Spritzer, Shechter & Sheer
                          Certified Public Accountants
                              7700 N. Kendall Drive
                                 Penthouse Five,
                              Miami, Florida 33156
                       Telephone (305) 274-4600 Facsimile
                                 (305) 274-5139



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 8, 2000 regarding the accompanying the financial statements of e.Deal.net, Inc. for the year ended March 31, 2000 and 1999 which are incorporated by reference in the Registration Statement (on Form SB-2) and related Prospectus of filed by the Company. We consent to the incorporation by reference in the Registration Statement and related Prospectus of the aforementioned reports and to the use of our name as it appears under the caption "Experts."



/s/ Berenfeld, Spritzer, Shechter & Sheer
Berenfeld, Spritzer, Shechter & Sheer


Miami, Florida
May 3, 2001




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